CROWN OIL AND GAS INC.

Stock Option Plan

DATED: May 30, 2008

This Stock Option Plan (the "Plan") provides for the grant of stock options to acquire shares in the common stock (the "Common Shares") of Crown Oil and Gas Inc. (the "Company"), a corporation organized under the laws of the State of Nevada. Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986 (United States), as amended (the "Code") are referred to in this Plan as "Incentive Stock Options" and stock options that do not qualify under Section 422 of the Code are referred to as "Non-Qualified Stock Options". Incentive Stock Options and Non-Qualified Stock Options granted under this Plan are collectively referred to as "Options".

1.            PURPOSE

1.1          The purpose of this Plan is to retain the services of valued key employees and consultants of the Company and such other persons as the Plan Administrator (as defined in Section 2.1 hereof) shall select in accordance with Section 2 hereof, and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

1.2          This Plan shall at all times be subject to all legal requirements relating to the administration of stock option plans, if any, under applicable corporate laws, applicable federal, state and provincial securities laws, the Code, the rules of any applicable stock exchange or stock quotation system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein (collectively, the "Applicable Laws").

2.            ADMINISTRATION

2.1          This Plan shall be administered initially by the board of directors of the Company (the "Board"), except that the Board may, in its discretion, establish a committee composed of two or more members of the Board or two or more other persons to administer the Plan, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee is referred to herein as the "Plan Administrator".

2.2          If and so long as the Common Shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company wishes to grant Incentive Stock Options, then the Board shall consider in selecting the Plan Administrator and the membership of any Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code, and (b) "Non-Employee Directors" as contemplated by Rule 16b-3 under the Exchange Act.

2.3          The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

2.4          Subject to the provisions of this Plan and any Applicable Laws, and with a view to effecting the purpose of the Plan, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)	construe and interpret this Plan;

(b)	define the terms used in the Plan;

(c)	prescribe, amend and rescind the rules and regulations relating to this Plan;

(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e)	grant Options under this Plan;

(f)	determine the individuals to whom Options shall be granted under this Plan and whether the Option is granted as an Incentive Stock Option or a Non-Qualified Stock Option;

(g)	determine the time or times at which Options shall be granted under this Plan;

(h)	determine the number of Common Shares subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;

(i)	determine all other terms and conditions of the Options; and

(j)	make all other determinations and interpretations necessary and advisable for the administration of the Plan.

2.5          All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

3.            ELIGIBILITY

3.1          Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined in Section 3.5 hereof) ("Employees").

3.2          Non-Qualified Stock Options may be granted to Employees and to such other persons who are not Employees as the Plan Administrator shall select, subject to any Applicable Laws.

3.3          Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options.

3.4          Any person to whom an Option is granted under this Plan is referred to as an "Optionee". Any person who is the owner of an Option is referred to as a "Holder".

3.5          As used in this Plan, the term "Related Corporation" shall mean any corporation (other than the Company) that is a "Parent Corporation" of the Company or "Subsidiary Corporation" of the Company, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4.            STOCK

4.1          The Plan Administrator is authorized to grant Options to acquire, in aggregate, up to a total of 10% of the issued and outstanding Common Shares from time to time (the "Option Limit"). The number of Common Shares with respect to which Options may be granted hereunder is subject to adjustment as set out in Section 5.1(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the Common Shares allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 3 hereof; provided however, that any cancelled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set out in Section 5.1(a) hereof.

5.            TERMS AND CONDITIONS OF OPTIONS

5.1          Each Option granted under this Plan shall be evidenced by an option certificate in substantially the form attached hereto as Schedule "A" or such written agreement as may be approved by the Plan Administrator from time to time (each, an "Agreement"). Agreements may contain such provisions, not inconsistent with this Plan or any Applicable Laws, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)          Number of Shares and Type of Option

Each Agreement shall state the number of Common Shares to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option; provided that:

(i)

subject to the Option Limit set out in Section 4.1 hereof, the number of Common Shares that may be reserved pursuant to the exercise of Options granted to any person shall not exceed 10% of the issued and outstanding Common Shares of the Company;

(ii)	in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options;

(iii)

the aggregate fair market value (determined at the Date of Grant, as defined in Section 5.1(b) hereof) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed US$100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time (the "Annual Limit"); and

(iv)	any portion of an Option which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Stock Option.

(b)          Date of Grant

Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

(c)          Option Price

Each Agreement shall state the price per Common Share at which it is exercisable. The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i)

the per share exercise price for an Incentive Stock Option or any Option granted to a "covered employee" as such term is defined for purposes of Section 162(m) of the Code shall not be less than the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith;

(ii)

with respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith; and

(iii)

Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur, and provided that for Incentive Stock Options:

A.

the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution over the aggregate exercise price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution over the aggregate exercise price of such shares, and

B.	the substituted option does not give the employee additional benefits which he did not have under the previously held Option; and

(iv)	with respect to Non-Qualified Stock Options, the exercise price per share shall be the fair market value of the Common Shares as determined by the Plan Administrator in good faith.

(d)          Duration of Options

At the time of the grant of the Option, the Plan Administrator shall designate, subject to Section 5.1(g) hereof, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-ten percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as set out above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

(e)          Vesting Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

Number of Months Following Date of Grant	Percentage of Total Option Vested
At grant date	25%
6	50%
12	75%
18	100%

The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of objective criteria, including but not limited to, one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

(f)          Acceleration of Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion.

(g)          Term of Option

(i)	Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

	A.	the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.1(d) hereof;

	B.	the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined by the Plan Administrator, acting reasonably);

C.

the date of an Optionee's resignation or termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined in Section 5.1(g)(iv) hereof); or

D.

the expiration of one year from termination of an Optionee's employment or contractual relationship by reason of death or Disability unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option.

(ii)

Notwithstanding Section 5.1(g)(i) hereof, any vested Options which have been granted to the Optionee in the Optionee's capacity as a director of the Company or any Related Corporation shall terminate upon the occurrence of the first of the following events:

	A.	the event specified in Section 5.1(g)(i)A hereof;

	B.	the event specified in Section 5.1(g)(i)D hereof; and

C.

the date the Optionee ceases to serve as a director of the Company or Related Corporation, as the case may be unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option.

(iii)

Upon the death of an Optionee, any vested Options held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the Optionee's domicile at the time of death and only until such Options terminate as set out above.

(iv)

For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve months or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

(v)

Unless accelerated in accordance with Section 5.1(f) hereof, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability.

(vi)

For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. Employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

(h)          Exercise of Options

(i)

Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the Common Shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. Only whole Common Shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

(ii)

Options or portions thereof may be exercised by giving written notice, in substantially the form of notice attached as Schedule "B" hereto, to the Company and be accompanied by payment in the amount of the aggregate exercise price for the Common Shares so purchased, which payment shall be in the form specified in Section 5.1(i) hereof. The Company shall not be obligated to issue, transfer or deliver a certificate representing Common Shares to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all Common Shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

(i)          Payment upon Exercise of Option

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(i)

by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the Common Shares and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

(ii)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

(j)          No Rights as a Shareholder

A Holder shall have no rights as a shareholder of the Company with respect to any Common Shares covered by an Option until such Holder becomes a record holder of such Common Shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Section 5.1(m) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Shares for which the record date is prior to the date the Holder becomes a record holder of the Common Shares covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)          Non-transferability of Options

(i)

Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or, in the case of a

Non-Qualified Stock Option, pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided however that, subject to applicable laws:

A.

for Non-Qualified Stock Options, any Agreement may provide or be amended to provide that a Non-Qualified Stock Option to which it relates is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships or limited liability companies established exclusively for the benefit of the Optionee and the Optionee's immediate family members; and

B.	for all Options, the Optionee's heirs or administrators may exercise any portion of the outstanding Options within one year of the Optionee's death.

(ii)

Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

(l)          Securities Regulation and Tax Withholding

(i)

Common Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Common Shares shall comply with all Applicable Laws, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such Common Shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any Common Shares under this Plan, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of any Common Shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such Common Shares.

(ii)

As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the Common Shares are being purchased only for investment and without any then-present intention to sell or distribute such Common Shares. If necessary under Applicable Laws, the Plan Administrator may cause a stop- transfer order against such Common Shares to be placed on the stock books and records of the Company, and a legend indicating that the Common Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any Applicable Laws, may be stamped on the certificates representing such Common Shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with applicable securities laws. THE CORPORATION HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS.

(iii)

The Holder shall pay to the Company by certified or cashier's check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of Common Shares acquired upon exercise of an Option or otherwise related to an Option or Common Shares acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

A.

by delivering to the Company Common Shares previously held by such Holder or by the Company withholding Common Shares otherwise deliverable pursuant to the exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to any withholding tax obligations arising as a result of such exercise, transfer or other disposition; or

B.	by complying with any other payment mechanism approved by the Plan Administrator from time to time.

(iv)

The issuance, transfer or delivery of certificates representing Common Shares pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of all Applicable Laws and the withholding provisions of the Code have been met and that the Holder has paid or otherwise satisfied any withholding tax obligation as described in Section 5.1(l)(iii) hereof.

(m)          Adjustments Upon Changes In Capitalization

(i)

The aggregate number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option, and the exercise price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares of the Company resulting from:

	A.	a subdivision or consolidation of Common Shares or any like capital adjustment, or

B.

the issuance of any Common Shares, or securities exchangeable for or convertible into Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares, or securities exchangeable for or convertible into Common Shares, to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of Common Shares, or securities convertible into Common Shares, in lieu of dividends paid in the ordinary course on the Common Shares).

(ii)

Except as provided in Section 5.1(m)(iii) hereof, upon a merger (other than a merger of the Company in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere re-incorporation or the creation of a holding Company) or liquidation of the Company, as a result of which the shareholders of the Company, receive cash, shares or other property in exchange for or in connection with their Common Shares, any Option granted hereunder shall terminate, but the Holder shall have the right to exercise such Holder's Option immediately prior to any such merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation, and to be treated as a shareholder of record for the purposes thereof, to the extent the vesting requirements set out in the Option agreement have been satisfied.

(iii)

If the shareholders of the Company receive shares in the capital of another corporation ("Exchange Shares") in exchange for their Common Shares in any transaction involving a merger (other than a merger of the Company in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation or reorganization (other than a mere re-incorporation or the creation of a holding Company), all Options granted hereunder shall be converted into options to purchase Exchange Shares unless the Company and the corporation issuing the Exchange Shares, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into options to purchase Exchange Shares but instead shall terminate in accordance with, and subject to the Holder's right to exercise the Holder's Options pursuant to, the provisions of Section 5.1(m)(ii) hereof. The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of Exchange Shares the holders of the Common Shares receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set out in the option agreement shall continue to apply to the options granted for the Exchange Shares.

(iv)

In the event of any adjustment in the number of Common Shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

(v)

All adjustments pursuant to Section 5.1(m) hereof shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

(vi)

The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

6.            EFFECTIVE DATE; AMENDMENT; SHAREHOLDER APPROVAL

6.1          Options may be granted by the Plan Administrator from time to time on or after the date on which this Plan is adopted by the Board (the "Effective Date").

6.2          Unless sooner terminated by the Board, this Plan shall terminate on the tenth anniversary of the Effective Date. No Option may be granted after such termination or during any suspension of this Plan.

6.3          Any Incentive Stock Options granted by the Plan Administrator prior to the ratification of this Plan by the shareholders of the Company shall be granted subject to approval of this Plan by the holders of a majority of the Company's outstanding voting shares, voting either in person or by proxy at a duly held shareholders' meeting within twelve months before or after the Effective Date. If such shareholder approval is sought and not obtained, all Incentive Stock Options granted prior thereto and thereafter shall be considered Non-Qualified Stock Options and any Options granted to Covered Employees will not be eligible for the exclusion set out in Section 162(m) of the Code with respect to the deductibility by the Company of certain compensation.

7.            NO OBLIGATIONS TO EXERCISE OPTION

7.1          The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8.            NO RIGHT TO OPTIONS OR TO EMPLOYMENT

8.1          Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Corporation's right to terminate Optionee's employment at any time, which right is hereby reserved.

9.            APPLICATION OF FUNDS

9.1          The proceeds received by the Company from the sale of Common Shares issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10.          INDEMNIFICATION OF PLAN ADMINISTRATOR

10.1        In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11.          AMENDMENT OF PLAN

11.1        The Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with the Applicable Laws. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirements.

SCHEDULE "A"

CROWN OIL AND GAS INC.

Stock Option Plan
Option Certificate

This Certificate is issued pursuant to the provisions of the stock option plan of CROWN OIL AND GAS INC. (the "Company") dated May 30, 2008 (the "Plan") and evidences that ____________________ is the holder of a stock option (the "Option") to purchase up to ____________________ shares in the common stock of the Company (the "Common Shares") at a purchase price of US$__________ per Common Share. (the "Exercise Price"). Subject to the provisions of the Plan:

(a)

the Option is intended to be [an Incentive Stock Option] OR [a Non-Qualified Stock Option] [Pick one] within the meaning of Section 422 of the Internal Revenue Code of 1986 (United States), as amended ;

(b)	the award date of this Option is ____________________ (the "Award Date"); and

(c)	the expiry date of this Option is ____________________ (the "Expiry Date").

The right to purchase Common Shares under the Option will vest in the holder in increments over the term of the Option as follows:

Date	Cumulative Number of Common Shares which may be Purchased

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 p.m. (Seattle, Washington time) on the Expiry Date, by delivery to the Administrator of the Plan an exercise notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to CROWN OIL AND GAS INC. in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Certificate and the Option evidenced hereby are not assignable, transferable or negotiable and are subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

The foregoing Option has been awarded this ______ day of _______________________.

CROWN OIL AND GAS INC.

Per:  __________________________________________

SCHEDULE "B"

CROWN OIL AND GAS INC.

Stock Option Plan
Exercise Notice

TO:	The Administrator, Stock Option Plan
Crown Oil and Gas Inc.
400 - 225 West Magnolia Street
Bellingham, WA 98225

The undersigned hereby irrevocably gives notice, pursuant to the terms of the stock option plan of CROWN OIL AND GAS INC (the "Company") dated May 30, 2008 (the "Plan"), of the exercise of certain stock options granted under the Plan to acquire, and hereby subscribes for, the following shares in the common stock of the Company (the "Common Shares") (strike out the inapplicable item):

(a)	all of the Common Shares which are set out in the option certificate attached hereto ; OR

(b)	of the Common Shares which are set out in the certificate attached hereto, _____________ Common Shares

CALCULATION OF TOTAL EXERCISE PRICE:

Number of Common Shares to be acquired on exercise:		__________________Common Shares

MULTIPLIED BY the Exercise Price per Common Share:	US$

EQUALS the total Exercise Price, as enclosed herewith:	US$

If the undersigned is a "U.S. person", as such term is defined in Regulation S under the United States Securities Act of 1933 (the "Securities Act"), the undersigned represents and warrants to the Company that, at the time of the exercise of the Option, the undersigned is an "accredited investor", as such term defined in Regulation D under the Securities Act.

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of US$____________, payable to CROWN OIL AND GAS INC. in an amount equal to the total Exercise Price of the Common Shares, as calculated above, and directs the Company to issue, register and deliver the certificates representing the Common Shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

All capitalized terms, unless otherwise defined in this exercise notice, will have the meaning provided in the Plan.

DATED the ______ day of _______________________.

Witness	Signature of Option Holder

Name of Witness (Print)	Name of Option Holder (Print)

(Fax Number)